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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                FEBRUARY 4, 2000


                             BIOSPHERE MEDICAL, INC.
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               (Exact name of registrant as specified in charter)


         DELAWARE                     0-23678                    04-3216867
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(State or other jurisdiction   (Commission file number)        (IRS employer
        of incorporation)                                   identification no.)


                     111 LOCKE DRIVE, MARLBOROUGH, MA 01752
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               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (508) 357-7500







             There are 5 pages in this Report, including an exhibit.

                                   Page 1 of 5


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ITEM 5 - OTHER EVENTS

     BioSphere Medical, Inc. has sold in a private placement 653,887 shares of the Company's common stock, par value $0.01 per share, and warrants to purchase 163,468 shares of the Company's common stock, at an aggregate price of $9.00 for one share of common stock and a warrant to acquire one quarter of one share of common stock. All shares of common stock and warrants in this private placement have been offered directly by the Company.

     The net proceeds from the sale of the common stock and warrants shall be used for capital expenditures, working capital and other general corporate purposes.



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ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)  Exhibits

      99.4     Press Release dated February 4, 2000.




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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         BIOSPHERE MEDICAL, INC.



Date: February 9, 2000
                                              By: /s/ Robert M. Palladino
                                                 ----------------------------
                                                 Robert M. Palladino
                                                 Chief Financial Officer